UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On March 28, 2007, the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) approved increases in the annual base salaries and equity incentive grants for our executive officers, including our Chief Executive Officer (the “CEO”), our Chief Financial Officer (the “CFO”) and the three most highly compensated executive officers other than the CEO and the CFO who were serving as executive officers at the end of our 2006 fiscal year. The CEO, the CFO and such other executive officers are referred to as the “Named Executive Officers.” In addition, on the same date, the Board approved a new director compensation program for members of the Board. Finally, on April 3, 2007, the Committee approved certain amendments to our Amended and Restated 2003 Stock Option Plan (the “2003 Plan”) and our Amended and Restated 2005 Long-Term Equity Incentive Plan (the “2005 Plan”). Each of these items is described in more detail below.

         Increase in Annual Base Salaries and Equity Incentive Grants

        The following table sets forth the new annual base salaries to be paid to the Named Executive Officers, effective as of April 1, 2007, as approved by the Committee on March 28, 2007.

Name	Base Salary
John G. Pasqualetto	$500,000
Richard J. Gergasko	$322,000
Joseph S. De Vita	$295,000
D. Drue Wax	$268,000
Richard W. Seelinger	$236,250

         Pursuant to our 2005 Plan, the Committee also approved grants of restricted stock and stock options to the Named Executive Officers. Each restricted stock grant will be subject to three-year cliff vesting. Each stock option grant will vest ratably over a four-year period and will have an exercise price equal to the closing price of our common stock on the date of grant, as reported on the Nasdaq Global Select Market. The following table sets forth the restricted stock and stock option grants which were made to the Named Executive Officers:

Name	Restricted Stock Grants (#)	Stock Option Grants (#)
John G. Pasqualetto	60,000	20,000
Richard J. Gergasko	30,000	10,000
Joseph S. De Vita	27,000	9,000
D. Drue Wax	12,000	4,000
Richard W. Seelinger	18,000	6,000

         Additional information regarding the compensation of Named Executive Officers will be set forth in our proxy statement for the 2007 annual meeting of stockholders, to be filed with the Commission pursuant to Regulation 14A not later than 120 days after December 31, 2006.

         New Director Compensation Program

         On March 28, 2007, the Board approved a new compensation program for non-employee directors. The new compensation program was structured based on a number of factors, including an analysis by an independent compensation consultant retained by the Compensation Committee. The consultant’s analysis included a comparison of our director compensation practices to those of our peers. Under the new program, new non-employee directors elected to the Board will receive an initial restricted stock grant in the amount of $75,000, which will be subject to three-year cliff vesting. In the event of a change in control of us or upon the death or disability of the participant, all restrictions relating to all outstanding restricted stock grants will lapse. Following this initial grant, no additional equity incentive compensation will be granted to new directors until our next annual meeting of stockholders.

         In addition, non-employee directors will receive an annual retainer of $20,000 and an additional $2,500 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting. Certain members of committees of the Board will also receive annual retainers. Audit Committee members will receive an additional annual retainer of $4,000, except the chair of the Audit Committee who will receive an additional annual retainer of $12,000. The chair of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, a committee of the board of directors of our wholly-owned subsidiary, SeaBright Insurance Company, will each receive an additional annual retainer of $5,000.

         Under the new program, non-employee directors will receive annual equity incentive grants on the date of each annual meeting of stockholders. These equity incentive grants will consist of restricted stock grants valued at $60,000 and stock options valued at $20,000, in each case granted under our 2005 Plan. The restricted stock grants will be subject to three-year cliff vesting and will become fully vested and exercisable upon a change of control of us. The stock option grants will vest over a four-year period, with one-fourth of the options vesting on the first anniversary of the grant date and the remaining three-fourths vesting equally on a monthly basis over the following 36 months, and will have an exercise price equal to the closing price of our common stock on the date of grant, as reported on the Nasdaq Global Select Market.

         Finally, the new program includes an ownership guideline providing that non-employee directors must own shares and options with a value equal to five times the annual retainer after five years of service as a director. The value for this purpose will be based on the greater of the price of the shares (if the shares are in the form of restricted stock) or fair market value.

         Amendments to 2003 Plan and 2005 Plan

         On April 3, 2007, the Committee amended and restated the 2003 Plan. Among other things, the amendments extend the “protection period” following a Sale of the Company (as defined in the 2003 Plan) to four years following a Sale of the Company, during which time a participant’s stock options would accelerate and become fully vested and exercisable if the participant were subject to an “Involuntary Termination.” Similarly, on the same date, the Committee amended and restated the 2005 Plan. Among other things, the amendments extend the “protection period” following a Change in Control (as defined in the 2005 Plan) from one year to four years following a Change in Control, during which time a participant’s stock options would accelerate and become fully vested and exercisable and all restrictions on shares of restricted stock and restricted stock units will automatically lapse if the participant were subject to an “Involuntary Termination.” Under both the 2003 Plan and the 2005 Plan, an “Involuntary Termination” means (i) the participant’s involuntary dismissal or discharge by us or one of our subsidiaries or a successor for reasons other than cause or (ii) such individual’s voluntary resignation following (A) a change in his or her position with SeaBright which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (base salary or any target incentive compensation) by more than ten percent or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by us or one of our subsidiaries or a successor without the participant’s written consent.

         The Amended and Restated 2003 Plan is attached hereto as Exhibit 10.1 and the Amended and Restated 2005 Plan is attached hereto as Exhibit 10.

Item 9.01 Financial Statements and Exhibits

         (d)     Exhibits

         The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

April 3, 2007